 SECOND AMENDMENT TO ABL CREDIT AGREEMENT

This SECOND AMENDMENT TO ABL CREDIT AGREEMENT is dated as of November 18, 2016 (this “Amendment”) and is entered into by and among GYP HOLDINGS III CORP., a Delaware corporation (the “Lead Borrower”), the entities listed on Schedule 1 (together with the Lead Borrower, the “Borrowers”),  the entities listed on Schedule 2 (the “Subsidiary Guarantors”), GYP HOLDINGS II CORP., a Delaware corporation (“Holdings”), the lenders party hereto and WELLS FARGO BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Lenders party to the Existing Credit Agreement referred to below, and as Swing Line Lender and L/C Issuer

W I T N E S S E T H:

WHEREAS, Holdings, the Borrowers, each lender party thereto as of the date hereof (the “Lenders”), the Administrative Agent and the Collateral Agent are party to that certain ABL Credit Agreement dated as of April 1, 2014  (as amended by that certain First Amendment to ABL Credit Agreement, dated as of February 17, 2016, and as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement;” the Existing Credit Agreement, as amended by this Amendment and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time after the date hereof, is herein referred to as the “Amended Credit Agreement”; capitalized terms used (including in the preamble and preliminary statements hereto) but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement);

WHEREAS, (i) the Borrowers have requested that the Existing Credit Agreement be amended  so as to, among other things, increase the Revolving Credit Commitments thereunder to up to $345,000,000 and (ii) each Lender party to the Existing Credit Agreement (each, an “Existing Lender”) that will remain a Lender under the Amended Credit Agreement (the “Continuing Existing Lender”) has consented to such amendments, and each New Lender (as defined) party hereto has agreed to become a Lender under the Amended Credit Agreement on the terms and conditions set forth herein and in the Amended Credit Agreement; and

WHEREAS, (i) Wells Fargo, SunTrust Robinson Humphrey, Inc. and RBC Capital Markets shall act as Joint Lead Arrangers and Joint Bookrunners, (ii) Wells Fargo shall continue to act as Administrative Agent and Collateral Agent, (iii) SunTrust and Royal Bank of Canada shall act as Co-Syndication Agents and (iv) no Person shall act as Documentation Agent, in each case, in respect of the Amended Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

SECTION 1. Amendments to Credit Agreement.  Holdings, the Borrowers,  the Subsidiary Guarantors, the Continuing Existing Lenders and the Administrative Agent hereby agree that, upon the satisfaction of the conditions to effectiveness of this Amendment set forth in Section 3 and immediately after giving effect to this Amendment, the Existing Credit Agreement shall be amended as follows:

(a) Section 1.01 thereof shall be amended by adding the following definitions in appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-in Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Second Amendment” means the Second Amendment to ABL Credit Agreement in respect of this Agreement, dated as of November 18, 2016.

“Second Amendment Effective Date” means the “Second Amendment Effective Date,” as such term is defined in the Second Amendment.  The parties acknowledge that the Second Amendment Effective Date has occurred on November 18, 2016.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b) The definition of “Adjustment Date” in Section 1.01 thereof shall be amended and restated in its entirety as follows:

“Adjustment Date” means the first day of each fiscal quarter, commencing with the first day of the fiscal quarter ending on April 30, 2017.

(c) The definition of “Applicable Rate” in Section 1.01 thereof shall be amended and restated in its entirety as follows:

“Applicable Rate” means a percentage per annum equal to (a) from the Second Amendment Effective Date until the first Adjustment Date, 1.50% per annum for Eurodollar Rate Loans, and 0.50% per annum for Base Rate Loans and (b)  thereafter, from any Adjustment Date until the immediately succeeding Adjustment Date, the applicable percentage per annum set forth below, as determined by reference to Average Daily Availability for the most recent fiscal quarter ended immediately prior to such Adjustment Date expressed as a percentage of the Line Cap.

Applicable Rate
Pricing Level	Average Daily Availability	Eurodollar Rate	Base Rate
1	< 33.33%	1.75%	0.75%
2	> 33.33%, but < 66.7%	1.50%	0.50%
3	> 66.7%	1.25%	0.25%

Any increase or decrease in the Applicable Rate resulting from a change in Average Daily Availability shall become effective as of the third Business Day immediately following the date a Borrowing Base Certificate is delivered pursuant to Section 6.02(b);  provided,  however, that “Pricing Level 1” shall apply (x) as of the first Business Day at any time after the date on which a Borrowing Base Certificate was required to have been delivered but was not delivered (or was delivered but did not contain the calculations of Average Daily Availability) until the first Business Day immediately following the date on which such Borrowing Base Certificate (which includes calculations of Average Daily Availability) is delivered and (y) at all times during the existence of an Event of Default.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

(d) The definition of “Arrangers” in Section 1.01 thereof is hereby amended and restated in its entirety as follows:

“Arrangers” means each of Wells Fargo, SunTrust Robinson Humphrey, Inc. and RBC Capital Markets, in their capacities as exclusive joint lead arrangers and joint bookrunners.

(e) The definition of “Commitment Fee Percentage” is hereby amended and restated in its entirety as follows:

“Commitment Fee Percentage”  means 0.25% per annum.

(f) The definition of “Defaulting Lender”  in Section 1.01 thereof is hereby amended by adding, in clause (d)(i) thereof, the phrase “or a Bail-In Action” immediately after the phrase “any Debtor Relief Law”.

(g) The definition of “Documentation Agent” in Section 1.01 thereof and all references to “Documentation Agent” in the Existing Credit Agreement where they appear therein are hereby deleted.
(h) The definition of “Federal Funds Rate” in Section 1.01 thereof shall be amended by deleting the words “with members of the Federal Reserve System arranged by Federal funds brokers on such day”.
(i) The definition of “Maturity Date” in Section 1.01 thereof shall be amended and restated in its entirety as follows:

means the earlier of (a) November [  ], 2021 and (b) the date of termination in whole of the Revolving Credit Commitments, the Swing Line Commitments and the obligations to issue, amend or extend Letters of Credit pursuant to Sections 2.06(a) or 8.02;  provided that if on or after December 31, 2020 (the “Springing Maturity Date”) any Permitted Term Indebtedness is outstanding that will become due within 91 days following the Springing Maturity Date, the Maturity Date shall occur on the Springing Maturity Date.

(j) The definition of “Revolving Credit Commitment” in Section 1.01 thereof shall be amended by (i) replacing “$300,000,000” therein with “$345,000,000” and (ii) replacing the reference to “First Amendment Effective Date” therein with “Second Amendment Effective Date”.

(k) The definition of “Swing Line Sublimit” in Section 1.01 thereof shall be amended by replacing “$30,000,000” therein with “$34,500,000”.
(l) The definition of “Syndication Agent” shall be amended and restated in its entirety as follows:

“Syndication Agent” means each of SunTrust and Royal Bank of Canada, as Co-Syndication Agent under the Loan Documents.

(m) Section 2.10 thereof shall be amended by replacing the reference to “Applicable Margin” in clause (b) thereof with “Applicable Rate”.
(n) Clause (x) of Section 2.14(a) thereof shall be amended and restated in its entirety as follows:

(x) the aggregate amount of all such increases in the Revolving Credit Commitments effected on or after the Second Amendment Effective Date shall not exceed $50,000,000 and

(o) Section 2.14(e) thereof shall be amended by (i) deleting the word “and” at the end of clause (iii) thereof, (ii) replacing the period at the end of clause (iv) thereof with the phrase “; and” and (iii) adding the following new clause (v) at the end thereof:

(v) the earlier to occur of (a) thirty (30) days from the date the Lenders are given notice of an Incremental Amendment from the Administrative Agent or the Borrower, and (b) completion by the Lenders of their flood insurance diligence as required by and in accordance the Flood Laws, or as otherwise reasonably satisfactory to the Lenders.

(p) Section 6.07 thereof shall be amended by adding the following new sentence at the end thereof:

So long as a Mortgage in respect of any Flood Hazard Property with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto) is then in effect, each Loan Party will, and will cause each of its Subsidiaries to, with respect to each such Mortgaged Property: (a) obtain flood insurance in compliance with the Flood Laws, as reasonably determined by the Administrative Agent and the Lenders; and (b) deliver to the Administrative Agent annual renewals of each flood insurance policy or annual renewals of each force-placed flood insurance policy, as applicable.

(q) Section 6.12(d) thereof shall be amended by adding the following new sentence at the end thereof:

Notwithstanding anything herein or in any other Loan Document to the contrary, no Mortgage shall be entered into with respect to any Mortgaged Property unless and until the completion of all flood insurance diligence, documentation and coverage in accordance with the Flood Disaster Protection Act of 1973, as amended, or otherwise reasonably satisfactory to the Lenders. Notwithstanding anything to the contrary contained herein, if any Lender is unable or fails to complete such flood insurance diligence to its reasonable satisfaction so as to permit the applicable Loan Party to deliver a Mortgage as required by this Agreement, then so long as such Loan Party otherwise has complied with this Section 6.12,  such Loan Party shall have no obligation hereunder to deliver such Mortgage (and no Event of Default shall be deemed to arise from such Loan Party’s failure to deliver such Mortgage) unless and until such Lender completes such flood insurance diligence to its reasonable satisfaction (after which such Loan Party shall have a period of sixty (60) additional days following written notification thereof to execute and deliver such Mortgage).

(r) Section 10.01 thereof shall be amended by (i) replacing the reference to “Applicable Margin” therein with “Applicable Rate” and (ii) amending and restating the penultimate sentence thereof to read in its entirety as follows:

Notwithstanding the foregoing, no Permitted Amendment that effects an increase in the Revolving Credit Commitments or extends the Maturity Date hereunder shall become effective under this paragraph (i) unless the Administrative Agent shall have received all corporate documents, officers’ certificates or legal opinions consistent with those delivered on the Closing Date under Section 4.01 reasonably requested by the Administrative Agent and (ii) the earlier to occur of (a) thirty (30) days from the date the Lenders are given notice of an Permitted Amendment from the Administrative Agent or the Borrower, and (b) completion by the Lenders of their flood insurance diligence relating to each Mortgaged Property that, as of such date, is or is required hereunder to be subject to a Mortgage as required by and in accordance the Flood Laws, or as otherwise reasonably satisfactory to the Lenders.

(s) The Existing Credit Agreement is amended to add a new Section 10.24, which shall read as follows:

10.24Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any of the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)

the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:
(i)	a reduction in full or in part or cancellation of any such liability;
(ii)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

(t) Schedule 2.01 of the Existing Credit Agreement is hereby replaced in its entirety with Schedule 2.01 hereto.
SECTION 2. Changes in Lenders and Commitments. On the Second Amendment Effective Date:

(a) Each Person listed in Schedule 2.01 hereto shall be a Lender under the Amended Credit Agreement with a Revolving Credit Commitment in the applicable amount set forth for such Lender in Schedule 2.01.

(b) Each Lender under the Amended Credit Agreement that is not a Lender under the Existing Credit Agreement  (each, a “New Lender” and together, the “New Lenders”) shall make new Revolving Credit Loans (with the Interest Period coterminous with the outstanding Revolving Credit Loans) to the Borrowers in an amount such that, after giving effect thereto, the aggregate amount of such Revolving Credit Loans shall bear the same relationship to the Revolving Credit Commitment of such New Lender as the outstanding Revolving Credit Loans of the other Lenders bear to their Revolving Credit Commitments, such new Revolving Credit Loans to be allocated ratably among all outstanding Revolving Credit Borrowings and to be deemed part of such outstanding Revolving Credit Borrowings.

(c) The Letters of Credit and Swing Line Loans outstanding under the Existing Credit Agreement shall become Letters of Credit and Swing Line Loans, respectively, outstanding under the Amended Credit Agreement, and the participations of the Lenders therein shall be redetermined on the basis of their respective Commitments set forth in Schedule 2.01, all pursuant to Section 2.03 and 2.04, respectively, of the Amended Credit Agreement.

(d) Any Lender under the Existing Credit Agreement that is not listed in Schedule 2.01 (each, a “Departing Lender”, and together, the “Departing Lenders”) shall cease to be a Lender party to the Amended Credit Agreement, shall cease to have any Revolving Credit Commitment thereunder or any participation in outstanding Letters of Credit or Swing Line Loans, and the outstanding principal amount of all Loans made by such Departing Lender, and all accrued interest, fees and other amounts payable under Existing the Existing Credit Agreement for its account shall be due and payable on the Second Amendment Effective Date; provided that the provisions of Section 3.01,  Section 3.04,  Section 3.05,  Section 10.04 and Section 10.05 of the Amended Credit Agreement shall continue to inure to the benefit of such Departing Lender.

(e) Any Continuing Existing Lender whose Revolving Credit Commitment has increased as of the Second Amendment Effective Date and whose Pro Rata Share is greater than its Pro Rata Share (as defined in the Existing Credit Agreement) previously in effect shall be deemed a New Lender for purposes hereof to the extent of such increase.

(f) Consistent with the foregoing, each of the parties hereto hereby agrees that (i) the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all of the Lenders participate in each outstanding Letter of Credit, Swing Line Loan, Protective Overadvance and Overadvance, if any, pro rata on the basis of their respective Pro Rata Shares of the aggregate Revolving Credit Commitments (after giving effect to this Amendment), including by assigning to each New Lender a portion of each Existing Lender’s participations in outstanding Letters of Credit, Swing Line Loans, Protective Overadvances and Overadvances, if any, and each New Lender hereby automatically and without further action shall be deemed to have assumed a portion of such Existing Lender’s participations, such that, after giving effect to each deemed assignment and assumption of participations, all of the Lenders’ participations hereunder in Letters of Credit, Swing Line Loans, Protective Overdvances and Overadvances shall be held ratably on the basis of their respective Pro Rata Shares of the aggregate Revolving Credit Commitments (after giving effect to this Amendment) and (ii) the Administrative Agent may cause all existing Lenders to assign their Revolving Credit Loans to the New Lenders, and the New Lenders shall purchase such Revolving Credit Loans, in each case to the extent necessary so that all of the Lenders participate in each outstanding Revolving Credit Borrowing pro rata on the basis of their respective Pro Rata Shares of the aggregate Revolving Credit Commitments (after giving effect to this Amendment).

The Lenders that are parties to the Existing Credit Agreement, comprising the “Majority Lenders” as defined therein, hereby waive any requirement of notice of termination or reduction of the Commitments pursuant to Section 2.06(a) of the Existing Credit Agreement and of prepayment of Loans pursuant to Section 2.05(a) to the extent necessary to give effect to this Section 2.  Furthermore, the New Lenders and the Existing Lenders confirm that neither Section 3.05 of the Existing Credit Agreement nor Section 3.05 of the Amended Credit Agreement shall apply to reallocations contemplated by this Section 2.

SECTION 3. Representations and Warranties. By its execution of this Amendment, each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that:

(a) the execution, delivery and performance of this Amendment is within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action of such Loan Party and do not and will not (a) contravene the terms of any of such Loan Party’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than any Lien to secure the Secured Obligations pursuant to the Collateral Documents), or require any payment to be made under (i) any Permitted Term Indebtedness, (ii) any other Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (iii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (c) violate any Law; except with respect to any breach or contravention or payment referred to in clause (b)(ii) and (b)(iii), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect;

(b) this Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity;

(c) no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by an Agent, an L/C issuer, any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect;

(d) the representations and warranties of the Lead Borrower and each other Loan Party contained in Article V of the Existing Credit Agreement or any other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this clause (d), the representations and warranties contained in Sections 5.05(a),  5.05(b) and 5.05(c) of the Existing Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Amended Credit Agreement; and

(e) no Default or Event of Default had occurred and was continuing on the date of the Notice and no Default or Event of Default has occurred and is continuing on and as of the Second Amendment Effective Date after giving effect hereto.

SECTION 4. Conditions of Effectiveness of the Amendment. This Amendment shall become effective on the date (the “Second Amendment Effective Date”) when:
(a) The Administrative Agent shall have received:

i. an executed counterpart of this Amendment from Holdings, each Borrower, the other Loan Parties party hereto and the Lenders holding 100% of the aggregate outstanding principal amount of Revolving Credit Loans outstanding under the Amended Credit Agreement (after giving effect to Section 2 hereof);

ii. a certificate of each Loan Party, dated the Second Amendment Effective Date and executed by a Responsible Officer thereof, which shall (A) certify that attached thereto are (x) a true and complete copy of the certificate or articles of incorporation, formation or organization of such Loan Party certified by the relevant authority of its jurisdiction of organization, which certificate or articles of incorporation, formation or organization have not been amended (except as attached thereto) since the date reflected thereon, (y) a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Second Amendment Effective Date, which by-laws or operating, management, partnership or similar agreement are in full force and effect, and (z) a true and complete copy of the resolutions or written consent, as applicable, of its board of directors, board of managers, sole member or other applicable governing body authorizing the execution and delivery of this Amendment and the borrowing of Loans under the Amended Credit Agreement, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect; provided that, in lieu of attaching documents referred to clauses (x) and (y) thereof, the certificate may state that such documents remain unchanged from those delivered to the Administrative Agent on the Closing Date, and (B) identify by name and title and bear the signatures of the officers, managers, directors or other authorized signatories of such Loan Party authorized to sign this Amendment and (ii) a good standing (or equivalent) certificate for such Loan Party from the relevant authority of its jurisdiction of organization, dated as of a recent date;

iii. a customary certificate, substantially in the form of Exhibit J to the Existing Credit Agreement from the chief financial officer of Holdings, certifying that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Second Amendment and the transactions contemplated hereby, are Solvent; and

iv. a certificate, dated as of the Second Amendment Effective Date, duly executed by a Responsible Officer of Holdings certifying that the conditions precedent set forth in Sections 4(b),  4(c), 4(d) and 4(f) have been satisfied as of the Second Amendment Effective Date.

v. a favorable written opinion of (i) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Loan Parties and (ii) Sutherland Asbill & Brennan LLP, special Georgia counsel to the Loan Parties, in each case dated the Second Amendment Effective Date and addressed to the Administrative Agent, the Collateral Agent and the Lenders;

(b) The representations and warranties of the Loan Parties set forth in Section 3 of this Amendment shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Second Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date;

(c) Before and after giving effect to this Amendment, no Default or Event of Default shall exist;
(d) Before and after giving effect to this Amendment, Availability shall be not less than $1.00;

(e) The report and opinion of the independent certified public accountants with respect to the set of the financial statements most recently delivered prior to the Second Amendment Effective Date pursuant to Section 6.01(a) of the Existing Credit Agreement shall not contain a qualification, exception or explanatory note of the type described in clause (B) of Section 6.01(a) of the Existing Credit Agreement;

(f) After giving effect on a Pro Forma Basis to this Amendment, the Lead Borrower shall be in compliance with the financial covenant set forth in Section 7.11 of the Existing Credit Agreement (regardless of whether such covenant is otherwise required to be tested pursuant to Section 7.11 of the Existing Credit Agreement);

(g) Each Continuing Existing Lender party hereto and each New Lender shall have received an upfront fee, due and payable on the Amendment Effective Date, equal to 20 bps of the aggregate amount of such Lender’s Pro Rata Share of the Revolving Credit Commitments (after giving effect hereto);

(h) the Administrative Agent shall have received for the account of each Departing Lender,  the outstanding principal amount of all Loans made by such Departing Lender, and all accrued interest, fees and other amounts payable to such Departing Lender under the Existing Credit Agreement, in accordance with Section 2(b) hereof; and

(i) All fees and expenses required to be paid by the Loan Parties pursuant to a separate agreement or the Existing Credit Agreement for which invoices have been presented at least one Business Day prior to the Second Amendment Effective Date or such later date to which the Borrower Representative may agree (including the reasonable fees and expenses of legal counsel that are payable under the Existing Credit Agreement), in each case on or before the Second Amendment Effective Date.

SECTION 5. Post-Closing Covenant.  Within 60 days after the Second Amendment Effective Date (or such longer period as agreed to by the Administrative Agent in its sole discretion), the Loan Parties shall deliver to the Administrative Agent a Mortgage modification or a new Mortgage with respect to each Mortgaged Property and the related documents, agreements and instruments (including legal opinions) set forth in Sections 6.12(a)(iii) and 6.12(a)(iv), of the Amended Credit Agreement.

SECTION 6. Reference to and Effect on the Amended Credit Agreement and the other Loan Documents.

(a) On and after the Second Amendment Effective Date, each reference in the Amended Credit Agreement to (i) “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement and (ii) each Lender party to this Amendment (including each New Lender) (x) shall continue to be, or shall become, as applicable, a “Lender” for all purposes of the Amended Credit Agreement and the other Loan Documents and (y) shall have a “Revolving Credit Commitment” under the Amended Credit Agreement.

(a) The Existing Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(a) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.  On and after the Second Amendment Effective Date, this Amendment shall for all purposes constitute a Loan Document.

SECTION 7. Acknowledgment; Liens Unimpaired.  Each Loan Party hereby acknowledges that it has read this Amendment and consents to its terms, and further hereby affirms, confirms, represents, warrants and agrees that (a) notwithstanding the effectiveness of this Amendment, the obligations of such Loan Party under each of the Loan Documents to which such Loan Party is a party shall not be impaired and each of the Loan Documents to which such Loan Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects and (b) after giving effect to this Amendment, (i) the execution, delivery, performance or effectiveness of this Amendment shall not impair the validity, effectiveness or priority of the Liens granted pursuant to the Loan Documents and such Liens shall continue unimpaired with the same priority to secure repayment of all ABL Obligations, whether heretofore or hereafter incurred, including, without limitation, the Revolving Credit Commitments to be provided by the New Lenders on the Second Amendment Effective Date and (ii) the Guaranty, as and to the extent provided in the Loan Documents, shall continue in full force and effect in respect of the ABL Obligations under the Amended Credit Agreement and the other Loan Documents,  including, without limitation, the Revolving Credit Commitments to be provided by the New Lenders on the Second Amendment Effective Date.  For the avoidance of doubt, each Loan Party hereby acknowledges and affirms that the Revolving Credit Commitments and any Loans made or deemed made, and participations in Letters of Credit, Swing Line Loans, Protective Overadvances and Overadvances purchased or deemed purchased, in each case, pursuant to this Amendment or the Amended Credit Agreement constitute “ABL Obligations” “Secured Obligations”, “Guaranteed ABL Obligations” (as defined in the Guaranty) and similar defined terms used in the Loan Documents.

SECTION 8. Costs and Expenses.  The Lead Borrower hereby agrees to reimburse the Administrative Agent for its reasonable costs and expenses incurred in connection with this Amendment, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent, all in accordance with the terms and conditions of Section 10.04 of the Amended Credit Agreement.

SECTION 9.  Execution in Counterparts.  This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.  The Administrative Agent may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

SECTION 10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
(a) Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

SECTION 11. Treatment of Amendment Under FATCA.  For purposes of determining withholding Taxes imposed under FATCA, from and after the Second Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Amended Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

GYP HOLDINGS II CORP., as Holdings

By:	/s/ H. Douglas Goforth
Name: H. Douglas Goforth
Title: Chief Financial Officer

GYP HOLDINGS III CORP., as the Lead Borrower

By:	/s/ H. Douglas Goforth
Name: H. Douglas Goforth
Title: Chief Financial Officer

GYPSUM MANAGEMENT AND SUPPLY, INC.

By:	/s/ H. Douglas Goforth
Name: H. Douglas Goforth
Title: Chief Financial Officer

Coastal Interior Products, Inc.

Pioneer Materials West, Inc.

State Line Building Supply, Inc.

Gator Gypsum, Inc.

Capitol Interior Products, Inc.

Capitol Materials of Savannah, Inc.

Capitol Materials, Incorporated

GMS Strategic Solutions, Inc.

Gypsum Management and Supply, Inc.

Rocket Installation, Inc.

Sun Valley Interior Supply, Inc.

Tool Source Warehouse, Inc.

Tucker Acoustical Products, Inc.

Tucker Materials, Inc.

Pioneer Materials, Inc.

Tamarack Materials, Inc.

Missouri Drywall Supply, Inc.

Wildcat Materials, Inc.

Colonial Materials, Inc.

Chaparral Materials, Inc.

Cherokee Building Materials of OKC, Inc.

Cherokee Building Materials, Inc.

Carter Hardware Company

Rocky Top Materials, Inc.

Commercial Interior Products, Inc.

Cowtown Materials, Inc.

Eastex Materials, Inc.

Hill Country Materials, Inc.

Lone Star Materials, Inc.

Rio Grande Building Materials, Inc.

Tejas Materials, Inc.

Capitol Building Supply, Inc.

Commonwealth Building Materials, Inc.

GTS Drywall Supply Company

NEW ENGLAND GYPSUM SUPPLY, INC.

OHIO VALLEY SUPPLY, INC.

PACIFIC GYPSUM SUPPLY, INC.

GYPSUM SUPPLY COMPANY

CHICAGO GYPSUM SUPPLY, INC.

FLORIDA GYPSUM SUPPLY, INC.

PENNSYLVANIA GYPSUM COMPANY, INC.

REDMILL, INC.

OLYMPIA BUILDING SUPPLIES, LLC

By:	/s/ H. Douglas Goforth
Name: H. Douglas Goforth
Title: Assistant Treasurer

gypsum supply installed insulation, llc

By: GYPSUM SUPPLY COMPANY, its Manager

By:	/s/ H. Douglas Goforth
Name: H. Douglas Goforth
Title: Assistant Treasurer

WELLS FARGO BANK, N.A., as Administrative Agent, as a Lender and as Swing Line Lender

By:	/s/ Jonathan Boynton
Name: Jonathan Boynton
Title: Vice President

Sun Trust Bank, as a Lender

By:	/s/ Bryan Van Horn
Name: Bryan Van Horn
Title: VP

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Raja Khanna
Name: Raja Khanna
Title: Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ William Patton
Name: William Patton
Title: Vice President

Bank of America, N.A., as a Lender

By:	/s/ Todd Tarrance
Name: Todd Tarrance
Title: Vice President

Citizens Bank of Pennsylvania, as a Lender

By:	/s/ Jeffrey Mills
Name: Jeffrey Mills
Title: Vice President

PNC Bank, National Association, as a Lender

By:	/s/ Robb Hoover
Name: Robb Hoover
Title: Vice President

SCHEDULE 1

SUBSIDIARY BORROWERS

	Borrower	Jurisdiction/Type
1.	Coastal Interior Products, Inc.	Alabama corporation
2.	Pioneer Materials West, Inc.	Colorado corporation
3.	State Line Building Supply, Inc.	A Delaware corporation
4.	Gator Gypsum, Inc.	Florida corporation
5.	Capitol Interior Products, Inc.	Georgia corporation
6.	Capitol Materials of Savannah, Inc.	Georgia corporation
7.	Capitol Materials, Incorporated	Georgia corporation
8.	GMS Strategic Solutions, Inc.	Georgia corporation
9.	Gypsum Management and Supply, Inc.	Georgia corporation
10.	Rocket Installation, Inc.	Georgia corporation
11.	Sun Valley Interior Supply, Inc.	Georgia corporation
12.	Tool Source Warehouse, Inc.	Georgia corporation
13.	Tucker Acoustical Products, Inc.	Georgia corporation
14.	Tucker Materials, Inc.	Georgia corporation
15.	Pioneer Materials, Inc.	Kansas corporation
16.	Tamarack Materials, Inc.	Minnesota corporation
17.	Missouri Drywall Supply, Inc.	Missouri corporation
18.	Wildcat Materials, Inc.	Missouri corporation
19.	Colonial Materials, Inc.	North Carolina corporation
20.	Chaparral Materials, Inc.	New Mexico corporation
21.	Cherokee Building Materials of OKC, Inc.	Oklahoma corporation
22.	Cherokee Building Materials, Inc.	Oklahoma corporation
23.	Carter Hardware Company	Tennessee corporation
24.	Rocky Top Materials, Inc.	Tennessee corporation
25.	Commercial Interior Products, Inc.	Texas corporation
26.	Cowtown Materials, Inc.	Texas corporation
27.	Eastex Materials, Inc.	Texas corporation
28.	Hill Country Materials, Inc.	Texas corporation
29.	Lone Star Materials, Inc.	Texas corporation
30.	Rio Grande Building Materials, Inc.	Texas corporation

	Borrower	Jurisdiction/Type
31.	Tejas Materials, Inc.	Texas corporation
32.	Capitol Building Supply, Inc.	Virginia corporation
33.	Commonwealth Building Materials, Inc.	Virginia corporation
34.	GTS Drywall Supply Company	Washington corporation

SCHEDULE 2

SUBSIDIARY GUARANTORS

	Subsidiary Guarantor	Jurisdiction/Type
1.	New England Gypsum Supply, Inc.	Georgia corporation
2.	Ohio Valley Supply, Inc.	Georgia corporation
3.	Pacific Gypsum Supply, Inc.	Georgia corporation
4.	Gypsum Supply Company	Michigan corporation
5.	Gypsum Supply Installed Insulation, LLC	Michigan limited liability company
6.	Chicago Gypsum Supply, Inc.	Georgia corporation
7.	Florida Gypsum Supply, Inc.	Georgia corporation
8.	Pennsylvania Gypsum Company, Inc.	Georgia corporation
9.	Redmill, Inc.	Florida corporation
10.	Olympia Building Supplies, LLC	Florida limited liability company

Schedule 2.01

REVOLVING CREDIT COMMITMENTS AND PRO RATA SHARES

Name of Lender	Commitment	Pro Rata Share
Wells Fargo Bank, N.A.	$112,000,000	32.46%
SunTrust Bank	$70,000,000	20.29%
Royal Bank of Canada	$50,000,000	14.49%
US Bank National Association	$45,000,000	13.04%
Bank of America, N.A.	$28,000,000	8.12%
Citizens Bank of Pennsylvania	$20,000,000	5.80%
PNC Bank	$20,000,000	5.80%
Total	$345,000,000	100%